Exhibit 99.1

MDWerks’ Two Trees Beverages Subsidiary Expands and Extends Collaboration with Tim Smith of Discovery Channel’s Moonshiners in New 15-Year Agreement

Green Cove Springs, FL – February 6, 2024 – MDWerks, Inc. (“MDWerks” or the “Company”) (OTC: MDWK), a forward-thinking company leading the charge in the world of sustainable technology, today announced that the Company’s award-winning Two Trees Beverages subsidiary (“Two Trees”) has entered into a new 15-year license agreement that expands and extends its collaboration with Tim Smith, best known for his starring role in Discovery Channel’s Moonshiners and for crafting classic moonshine and other fine spirits.

Under the new agreement with the licensor, Shine Time, LLC, the Company’s product licensing territory for Tim Smith Spirits® has been expanded beyond the United States to include all members of the European Union plus the United Kingdom, Norway, Switzerland, Iceland, Serbia, Turkey and Ukraine, and each country in which any episodes of the reality-television series Moonshiners is aired via terrestrial television, cable or may be digitally streamed by agreement with a digital distribution agreement.

The newly expanded license agreement extends the Tim Smith and Two Trees collaboration through the year 2038. Tim Smith and Two Trees have partnered since 2013 under the original license agreement. Tim Smith Spirits® branded products include Climax Moonshine™, Climax Wood Fired Whiskey™, Climax Fire No 32™, Southern Reserve Bourbon™, Southern Reserve Rye™, and Southern Reserve Whiskey™.

Steven Laker, CEO of MDWerks, commented, “We are thrilled to build on Two Trees’ longstanding relationship with Tim Smith, the legendary third-generation moonshiner featured on Discovery Channel’s Moonshiners and the man behind our critically acclaimed portfolio of Tim Smith Spirits® branded products. Under this exciting new long-term license agreement, we expand the product license territory beyond the United States and intend to work more closely with Tim on promotional activity surrounding our award-winning fine spirits portfolio. We have identified product marketing opportunities with Tim in the areas of strategic product placement across a range of media, distillery visits, and co-branded events, among others.”

Mr. Laker concluded, “In February, be sure to meet Tim at events in and around Daytona for the big race, where he will be available for pictures and will be promoting our brands.”

Tim Smith added, “Building on our shared Appalachian roots, Two Trees has been a valuable partner in expanding Tim Smith branded products to a national audience through its Sustainably Matured™ production capabilities and marketing and distribution expertise. I am eager to step up my support of the Two Trees team in growing the current spirits portfolios as well as developing successful new brands.”

About MDWerks, Inc.

MDWerks, Inc. (“MDWerks”) (OTC: MDWK) is a forward-thinking company that is leading the charge in the world of sustainable technology. As a prominent provider of energy wave technologies, MDWerks is committed to developing innovative solutions that help businesses reduce their energy costs and drive business value. For more information, please visit https://mdwerksinc.com/.

About Two Trees Beverage Company

MDWerks’ wholly owned subsidiary, Two Trees Beverage Company, is headquartered deep in the Appalachian Mountain country, creating fine spirits, aged sustainably. Two Trees’ fine spirits brands, including Two Trees® and Tim Smith Spirits®, have received multiple industry awards, including recent recognition at the 2022 Sip Awards, the 2022 Fifty Best Awards, and the 2023 Best of Asheville. For more information, please visit https://twotreesdistilling.com/.

About Tim Smith

Tim Smith, best known for his starring role in Discovery Channel’s Moonshiners and for his critically acclaimed Tim Smith’s Original Climax Moonshine™, is a third-generation moonshiner who’s managed to keep his family’s 100-year-old moonshine recipe a secret while successfully turning it into a major national brand. For more information about Tim Smith, please visit: https://www.timsmithspirits.com/the-man.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are identified by the use of the terms “will,” “look forward to” and “aim,” and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein. The Company has provided additional information about the risks facing our business in its most recent annual report on Form 10-K, and any subsequent periodic and current reports on Forms 10-Q and 8-K, filed by it with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the filings with the Securities and Exchange Commission identified above, which you should read in their entirety before making an investment decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact:

MDWerks, Inc.

Steven Laker

T: (252) 501-0019

stevel@mdwerksinc.com

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@equityny.com